Exhibit 2.2

2455 Paces Ferry Rd., Atlanta, GA 30339

August 14, 2007

Pro Acquisition Corporation

c/o Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022-3904

Attention: Paul S. Bird, Esq.

Re: Purchase and Sale Agreement by and between The Home Depot, Inc., THD Holdings, LLC, Home Depot International, Inc., Homer TLC, Inc. and Pro Acquisition Corporation (the “Agreement”)

Dear Sirs:

This letter will confirm our agreement to amend the Agreement to change the reference in Section 2.3(a) of the Agreement to “August 16, 2007” to hereinafter refer to “August 23, 2007”. Except as amended hereby, the Purchase Agreement remains in full force and effect.

Very truly yours.

/s/    CAROL B. TOMÉ

Carol B. Tomé

Executive Vice President-Corporate Services and Chief Financial Officer

Acknowledged and Agreed:

THD HOLDINGS, LLC	HOME DEPOT INTERNATIONAL, INC.

By: /s/ STEVEN M. LEVY	By: /s/ CAROL B. TOMÉ
Name: Steven M. Levy	Name: Carol B. Tomé
Title: President	Title: Vice President

HOMER TLC, INC.	PRO ACQUISITION CORPORATION

By: /s/ STEVEN M. LEVY	By: /s/ DAVID NOVAK
Name: Steven M. Levy	Name: David Novak
Title: President	Title: Co-President

cc: Paul S. Bird, Esq.